SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                ----------------

                                  July 21, 2003
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)


                           MAXCOR FINANCIAL GROUP INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                       0-25056                  59-3262958
----------------------------     ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


                          One Seaport Plaza, 19th Floor
                               New York, New York
                    ----------------------------------------
                    (Address of Principal Executive Offices)


                                      10038
                                   ----------
                                   (Zip Code)


                                 (646) 346-7000
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



                   ------------------------------------------
                   (Former Name or Former Address, if Changed
                               Since Last Report)


                         The Exhibit Index is on Page 4

                                Page 1 of 6 Pages

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      EXHIBITS.

99.1     Press Release, dated July 21, 2003.

ITEM 9. REGULATION FD DISCLOSURE (The following information is being provided under Items 9 and 12)

         On July 21, 2003, the Registrant issued a press release announcing that it anticipates earning record after-tax net income of $4.5 million, or $.56 per share, for its second quarter ended June 30, 2003, and that, given Maxcor's strong financial performance and the recent change in the tax treatment of corporate dividends, its Board of Directors has declared Maxcor's first quarterly dividend - $.0625 per share of common stock. The press release is furnished herewith and attached hereto as Exhibit 99.1.

         The furnishing of the press release as an exhibit to this Report is not to be deemed an admission that the release contains material information that has not already been publicly disclosed in the manner contemplated by Regulation FD Rule 101(e)(2).


                                Page 2 of 6 Pages

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MAXCOR FINANCIAL GROUP INC.



                                       By: /s/ STEVEN R. VIGLIOTTI
                                           -------------------------------------
                                           Name:  Steven R. Vigliotti
                                           Title: Chief Financial Officer


Date: July 21, 2003


                                Page 3 of 6 Pages

                                  EXHIBIT INDEX



Exhibit No.                        Description                          Page No.
-----------                        -----------                          --------

99.1                   Press Release, dated July 21, 2003                   5


                                Page 4 of 6 Pages